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                                                                   EXHIBIT 10(N)

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement (the "Agreement"), which initially was entered into as of the 19th day of October, 1984, and then amended, restated and re-executed at various times thereafter, including as of January 17, 1996, by and between SOUTHTRUST CORPORATION, a Delaware corporation (the "Company"), and Wallace D. Malone, Jr., an individual resident of Jefferson County, Alabama (the "Employee");

                                   WITNESSETH:

         WHEREAS, the Employee has served the Company in an executive capacity for a number of years;

         WHEREAS, the Company desires to assure itself of the employment of the Employee in accordance with the terms of this Agreement; and

         WHEREAS, the parties have determined that certain provisions of the Agreement should be amended and supplemented, and in order to do so, the parties have agreed to amend and restate the Agreement in its entirety.

         NOW, THEREFORE, it is agreed by and between the parties that the Agreement shall be amended and restated in its entirety to read as follows:


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         1.       The Company agrees to employ the Employee for the period
specified in paragraph 11 of this Agreement (which period, as extended from time to time in accordance with paragraph 11 hereof, hereinafter shall be referred to as the "Period of this Agreement"). For any calendar year, or any portion thereof, during the Period of this Agreement that occurs subsequent to December 31, 1994, the annual base salary of the Employee shall be an amount equal to the Employee's base salary for the year ended December 31, 1994, which base salary shall be subject to adjustment by the Board of Directors as of the end of any calendar year subsequent to December 31, 1994; provided, however, that in no event shall such annual base salary be reduced below the Employee's annual base salary for the immediately preceding calendar year (the "Annual Base Salary"). The Annual Base Salary shall be paid in cash or its equivalent and shall be paid in appropriate installments to conform with the regular payroll dates of the Company.

         In addition to the Annual Base Salary, the Employee shall be awarded, for each calendar year during the Period of this Agreement, an annual bonus, payable in cash or its equivalent, in such amounts as may be determined pursuant to the Senior Officer Performance Incentive Plan of the Company or any comparable plan of the Company then in existence. Each such annual bonus shall be paid no later than two and one-half (2 1/2) months following the end of the calendar year for which the annual bonus is awarded or the date otherwise established by the Senior Officer Performance Incentive Plan of the Company or any comparable plan pursuant to which such bonus is awarded, unless the Employee shall elect in writing to defer the receipt of such annual bonus.


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         2.       During the Period of this Agreement, the Employee shall serve the Company in a capacity which is at least equal to the capacity in which he is now serving the Company and shall perform executive functions for the Company which are at least equal in responsibility, importance and scope as the executive functions the Employee is now performing for the Company. During the Period of this Agreement, employee benefits at least equal to those provided the Employee as of January ___, 1996 (the "Latest Amendment Date of this Agreement") will continue to be provided to the Employee, and if the Company, after the Latest Amendment Date of this Agreement, increases the employee benefits provided to its employees, the Employee shall be entitled to substantially the same employee benefits provided to employees of the Company occupying comparable positions to that occupied by the Employee. The Company acknowledges that as of the Latest Amendment Date of this Agreement it is paying, on behalf of the Employee, all premiums necessary to maintain in full force and effect a life insurance policy insuring the life of the Employee, which policy is owned by the Employee, and during the Period of this Agreement, the Company shall continue to pay all premiums required to maintain such life insurance policy in full force and effect. The Employee shall be furnished, during the Period of this Agreement, office space in the facility at which the Company's principal executive office in Birmingham, Alabama are then being maintained, which office space shall be at least equal in size and other amenities to the office space occupied by the Employee as of the Latest Amendment Date of this Agreement. The Employee shall be furnished during the Period of this Agreement with secretarial and office support commensurate with the support now furnished the Employee as of the Latest Amendment Date of this Agreement.


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         3.       The Company agrees that the Employee, at the Employee's
election, may retire at any time prior to attaining age sixty-five (65) and after the earlier of the Employee's fifty-fifth (55th) birthday or the Employee's completion of the Employee's thirtieth (30th) year of service measured from date of employment ("Early Retirement"), which election, subject to the parameters set forth above, may be exercised by the Employee at any time while the Employee is employed by the Company hereunder or while the Employee is receiving payments pursuant to the first sentence of paragraph 9 of this Agreement. Such Early Retirement shall be treated for all purposes as if the Employee continued employment with the Company as an "Eligible Employee," as defined in the SouthTrust Corporation Retirement Income Plan, as amended (the "Retirement Plan"), at age sixty-five (65) and the retirement pay due to be paid the Employee under the Retirement Plan, the SouthTrust Corporation Excess Benefit Plan, as amended ("the Excess Plan"), and the SouthTrust Corporation Additional Retirement Benefit Plan, as amended ("the Additional Plan"), shall be computed at the highest level of pay authorized for computation under the Retirement Plan, the Excess Plan, and Additional Plan and shall take into account, for purposes of computing such retirement pay, any payments made pursuant to the first sentence of paragraph 9 of this Agreement. If necessary, the Company agrees to supplement the retirement pay provided for under the Retirement Plan, the Excess Plan, and the Additional Plan so that the aggregate retirement pay for the Employee, if the Employee elects Early Retirement and commences receiving payment of such retirement pay as of the first day of the month following his Early Retirement, will be at the same level and in the same amount, without any actuarial reduction due to commencement of benefit payment prior to his attainment of age 65, as it would have been if the Employee had retired at age 65 under the Retirement Plan, the Excess Plan, and the Additional Plan. In the event the Employee elects Early Retirement and does not commence


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receiving the Employee's retirement pay as of the first day of the month following the Employee's Early Retirement, the amount, if any, payable by the Company hereunder shall be actuarially increased (using the actuarial factors used for determining actuarial equivalent benefits under the Retirement Plan) to reflect the deferral of commencement of such benefits.

         The Employee, if he elects Early Retirement, shall continue to be bound by its provisions of paragraph 13 of this Agreement.

         4. If the Employee elects Early Retirement, the Company agrees that it will maintain, until the Employee attains age sixty-five (65), medical and health insurance covering the Employee and the Employee's dependents at the same level as such insurance is maintained for a full-time employee of the Company occupying a position comparable to that occupied by the Employee immediately prior to Early Retirement. In the event the Company shall cease to maintain medical or health insurance for its full-time employees or shall cease to have full-time employees at any time prior to the Employee's sixty-fifth (65th birthday, the Company shall maintain medical and health insurance covering the Employee at the same level as such insurance was maintained for a full-time employee of the Company occupying a position comparable to that occupied by the Employee immediately prior to Early Retirement at the last point in time the Company so maintained medical and health insurance for its full-time employees.

         5. If the Employee elects Early Retirement, or if this Agreement is terminated without Cause (as hereinafter defined), or if the Employee terminates employment with the Company pursuant to and in accordance with paragraph 8 of this Agreement, it is agreed that the


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Company will, without charge to the Employee, permit the Employee to retain any automobile owned by the Company which the Employee may be using at that time, and the Company agrees to execute a bill of sale, or such other instrument and documentation as may be necessary, vesting title to such automobile in the Employee. If the Employee elects Early Retirement, or if this Agreement is terminated without Cause, or if the Employee terminates employment with the Company pursuant to and in accordance with paragraph 8 of this Agreement, the Company also agrees, until the Employee attains age sixty-five (65), to pay, on behalf of the Employee, all dues and other charges necessary in order to enable the Employee to be a member of a country club in the Birmingham, Alabama area of which the Employee was a member immediately prior to election of Early Retirement or such termination; provided, that if the Employee is a member of more than one (1) such country club immediately prior to electing Early Retirement or such termination, the Employee shall be required to designate in writing one (1) country club with respect to which he wishes this provision to be applicable.

         6. If, by reason of illness (whether physical or mental) or accident, the Employee becomes disabled to the extent that the Employee is unable to perform the services required of the Employee under this Agreement for a period of six (6) consecutive months, or if Employee should die during the Period of this Agreement, this Agreement shall terminate forthwith, and neither the Employee, the Employee's estate nor any other person claiming through the Employee shall have any further or additional claim against the Company under this Agreement.


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         7.       Notwithstanding any other provision of this Agreement, the
Employee may, at any time during the Period of this Agreement, be discharged by the Board of Directors of the Company for Cause, and in such event, this Agreement and all of the rights and obligations of the parties hereto shall terminate forthwith, except that the provisions of paragraph 12 of this Agreement shall survive such termination.

         For purposes of this Agreement, the Company shall have Cause to discharge the Employee and terminate this Agreement

         (a) if such discharge and termination shall have been the result of an act or acts of dishonesty by the Employee constituting a felony and resulting directly or indirectly in gain to or personal enrichment of the Employee at the Company's expense; or

         (b) if there has been a deliberate and intentional refusal by the Employee during the Period of this Agreement to comply with the provisions of paragraph 12 of this Agreement, and such refusal results in demonstrably material injury to the Company.

Notwithstanding the foregoing, the Company shall not be deemed to have Cause to discharge the Employee and terminate this Agreement unless the Company shall have delivered to the Employee a written notice of termination specifying the particulars providing a basis for such termination and unless the Board of Directors of the Company, after providing reasonable written notice to


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the Employee of the notice of termination and the date of the meeting of the
Board of Directors of the Company described below and providing the Employee, together with the Employee's counsel, an opportunity to be heard at a meeting of the Board of Directors, adopts and delivers to the Employee a resolution of a majority of the directors of the Company then in office, finding that, in the good faith opinion of such directors, the Employee was guilty of conduct giving rise to discharge and termination for Cause and specifying the particulars thereof in detail.

         The Employee in no event shall be deemed to have been discharged by the Board of Directors of the Company, and this Agreement in no event shall be deemed to have been terminated for Cause, if such discharge and termination occurred or took place

         (a) as the result of bad judgment or negligence on the part of the Employee; or

         (b) as a result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Employee was not legally entitled; or

         (c) because of an act or omission delivered by the Employee in good faith to have been in or not opposed to the interests of the Company; or

         (d) for any act or omission in respect of which a determination could properly be made that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Restated Certificate of Incorporation and/or Bylaws of the


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                  Company or under the laws of the State of Delaware or the
                  directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission; or

         (e) as the result of an act or omission which occurred more than twelve (12) calendar months prior to the Employee's having been given notice of discharge and termination of this Agreement for such act or omission, unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than the Employee if he is then a member of the Board of Directors), and in the latter case, more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known; or

         (f) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than the Employee if he is then a member of the Board of Directors) more than twelve (12) calendar months prior to notice having been given to the Employee of discharge and termination of this Agreement; or


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         (g)      as a result of the good faith conduct of the Employee in
                  connection with any Change in Control of the Company (as hereinafter defined), including the Employee's opposition to or support thereof.

For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect as of the Latest Amendment Date of this Agreement), other than the Company or any "person" who as of the Latest Amendment Date of this Agreement is a director or officer of the Company or whose shares of Common Stock of the Company are treated as "beneficially owned" (as such term is defined in Rule 13d-3 of the Exchange Act as in effect as of the Latest Amendment Date of this Agreement) by any such director or officer, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) individuals who, as of the Latest Amendment Date of this Agreement, constitute the Board of Directors of the Company (the "Incumbent Board of Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board of Directors shall be considered as though such individual were a member of the Incumbent Board of Directors, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors; (c) the


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shareholders of the Company approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of the directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company and outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation in substantially these same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock of the Company and the outstanding voting securities of the Company, as the case may be, (ii) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to any reorganization, merger or consolidation, directly or indirectly, 20% or more of the outstanding Common Stock of the Company or outstanding voting securities of the Company, as the case may be), beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board of Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or (d) the shareholders of the Company approve (i)


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a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Company and the outstanding voting securities of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock of the Company and outstanding voting securities of the Company, as the case may be, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation, and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Common Stock of the Company or the outstanding voting securities of the Company, as the case may be), beneficially owns, directly or indirectly, 20% or more, respectively, of the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board of Directors at the time of the execution of the initial agreement providing for such sale or other disposition of assets of the Company.


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         8.       The Employee's employment may be terminated (i) during the
Period of this Agreement by the Employee for Good Reason or (ii) during the Window Period by the Employee without any reason. For purposes of this Agreement, the "Window Period" shall mean the 30-day period immediately following the expiration of 180 days after the occurrence of a Change of Control of the Company. For purposes of this Agreement, "Good Reason" shall mean

         (a) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by paragraph 2 of this Agreement or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; or

         (b) any failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee; or

         (c) the Company's requiring the Employee to be based at an office or location other than that described in paragraph 2 of this Agreement; or

         (d) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement.


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For purposes of this paragraph, any good faith determination of "Good Reason"
made by the Employee shall be conclusive.

         9. In the event that, during the Period of this Agreement, the Company shall cease to employ the Employee hereunder for any reason other than for Cause or death or disability (within the meaning of paragraph 6 to this Agreement) of the Employee, or the Employee, pursuant to and in accordance with the provisions of paragraph 8 of this Agreement, shall terminate the Employee's employment hereunder, the Employee, in lieu of the compensation contemplated by paragraph 3 hereof for the Period of this Agreement, shall be entitled to receive and the Company shall pay the Employee, for a period of five (5) years following such cessation of employment, annual payments equal to (i) the Annual Base Salary as in effect on the date immediately prior to the date of cessation of the Employee's employment, and (ii) the higher of (a) the highest annual bonus paid to the Employee during each of the five (5) calendar years of the Company preceding the date of cessation of the Employee's employment or (b) the annual bonus that the Employee would have been entitled to receive during the calendar year in which such cessation of employment occurs if the Company's performance (or other criterion on which the Employee's bonus for such calendar year is based) were to be annualized as of the date of such cessation of employment for the entire calendar year in which such cessation of employment occurs, which payments shall be paid in sixty (60) equal installments, payable on the first day of each month after the date of such cessation of employment. In addition, in the event of any cessation of employment contemplated by this paragraph 9, the Employee shall be entitled to all benefits of paragraph 5 of this Agreement. The Employee shall not be required to seek other employment in order to mitigate his damages under this Agreement, and the Company shall not


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be entitled to set off against the amounts required to be paid to Employee pursuant to this paragraph 9 any amount earned by the Employee in other employment after the Employee has ceased to be employed by the Company within the meaning of this paragraph 9 or any amount which might have been earned by the Employee in other employment had he sought such other employment.

         It is understood and agreed by the Employee and the Company that the Employee, at any time during the five (5) year period provided for in this paragraph 9 and subject to the requirements of paragraph 3 of this Agreement, may elect Early Retirement pursuant to paragraph 3 of this Agreement, and in such event, the Employee shall be entitled to the benefits of paragraphs 3, 4 and 5 of this Agreement and shall be bound by the provisions of paragraph 12 of this Agreement, but from and after the date of such election, the Employee shall cease to be entitled to, and the Company no longer shall be obligated to pay, the payments required by the first sentence of this paragraph 9.

         10.(a)   Notwithstanding anything to the contrary herein, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("the Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by


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the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (b) Subject to the provisions of paragraph 10(c), all determinations required to be made under this paragraph 10, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a firm of certified public accountants mutually acceptable to the Company and the Employee ("the Accounting Firm"), which shall provide details supporting calculations both to the Company and the Employee within fifteen (15) business days after termination of the Employee's employment or at such earlier time as may be requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with an opinion that the Employee has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.


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         (c)      The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Employee knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is required to be paid. The Employee shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desire to contest such claim, the Employee shall:

         (i) give the Company any information reasonably requested by the Company relating to such claim;

         (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

         (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

         (iv) permit the Company to participate in any proceedings relating to such claim;


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provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as the result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this paragraph 10(c), the Company shall control all proceedings taken in connection with such contest and, in its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, in its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in any one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.


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         (d)      If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 10(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's compliance with the requirements of paragraph 10(c)), promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 10(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial or refund prior to the expiration of thirty
(30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         11. The Period of this Agreement, and the period of the Employee's employment hereunder, shall be from October 19, 1984 until December 31, 1992; provided, however, that on December 31, 1988 and any subsequent December 31 thereafter, the Period of this Agreement shall be automatically extended for an additional period of one (1) calendar year.

         12. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonable incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others with respect to the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee or performance thereof (including as a result of any contest by the Employee about


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

the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code.

         13. As further consideration for the execution of this Agreement by the Company, the Employee covenants and agrees that for a period of thirty-six (36) months after his departure from direct employment by the Company, or while the Employee is otherwise subject to the terms and conditions of this paragraph 13, he will not within the State of Alabama, or any other state in which the Company or its subsidiaries conduct business, engage, either directly or indirectly, in a business in competition with the business or businesses carried on by the Company or any subsidiaries thereof during Employee's employment by the Company, nor will he directly or indirectly render any services to or solicit the banking business of any person or entity (regardless of where located) to whom the Company or any of its subsidiaries rendered service during his employment by the Company, nor will he directly or indirectly employ or seek to employ any person who is employed by the Company or any subsidiary of the Company, nor shall he induce any such person to leave employment with the Company or any subsidiary of the Company. Notwithstanding the provisions hereof, and without violating any provision of this Agreement, the Employee and/or members of his immediate family may beneficially own securities of The First National Bank of Ashford, Ashford, Alabama and/or Barbour County Bank, Clayton, Alabama, and the Employee may serve as a member of the Board of Directors (including any committee thereof) and may serve as an officer or other employee of The First National Bank of Ashford, Ashford, Alabama and/or Barbour County Bank, Clayton, Alabama. The provisions of this paragraph 13 may be enforced by an injunction by any competent court enjoining and restraining any violation hereof, including without limitation, a temporary and permanent


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

injunction restraining Employee from the continuation of employment or the rendering of services or any other act or violation of this paragraph 13.

         14. This Agreement shall be binding upon the parties hereto, and as to the Company, this Agreement shall be binding upon the successors and assigns of the Company, including successors and assigns resulting from any merger or reorganization of the Company, any sale of assets of the Company or any other business combination involving the Company, and as to the Employee, this Agreement (unless otherwise specified to the contrary) shall be binding upon the heirs, executors, administrators and personal representatives of the Employee.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent that the General Corporation Law of the State of Delaware may be applicable to this Agreement.


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

         IN WITNESS WHEREOF, the Company has hereunto caused its signature and seal to be affixed to this Agreement and the Employee has hereunto set his hand and seal, as of this the date first above written.



                                       SOUTHTRUST CORPORATION



                                       By: /s/ Charles Whitfield
                                          --------------------------------------
                                       Its: Sr Vice President
                                           -------------------------------------

ATTEST:


     /s/ Aubrey Barnard
----------------------------------
          Secretary


                                             /s/ Wallace D. Malone, Jr.
                                      ------------------------------------(L.S.)
                                                 Wallace D. Malone, Jr.
                                                       Employee

WITNESS:



-----------------------------------


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